Exhibit 21

BLACK HILLS CORPORATION

SUBSIDIARIES

Acquisition Partners, LP, a New York limited partnership

Adirondack Hydro Development Corporation, a Delaware corporation

Black Hills Cabrestro Pipeline, LLC, a Delaware limited liability company

Black Hills Colorado, LLC, a Delaware corporation

Black Hills Energy, Inc., a South Dakota corporation

Black Hills Energy Pipeline, LLC, a Delaware limited liability company

Black Hills Energy Resources, Inc., a South Dakota corporation

Black Hills Energy Terminal, LLC, a South Dakota limited liability company

Black Hills Exploration and Production, Inc., a Wyoming corporation

BHFC Publishing, LLC, a Delaware limited liability company

Black Hills FiberCom, LLC, a South Dakota corporation

Black Hills Fiber Systems, Inc., a South Dakota corporation

Black Hills Fountain Valley, LLC, a Delaware limited liability company

Black Hills Fountain Valley II, LLC, a Colorado limited liability company

Black Hills Gas Holdings Corp., a Colorado corporation

Black Hills Gas Resources, Inc., a Colorado corporation

Black Hills Generation, Inc., a Delaware corporation

Black Hills Idaho Operations, LLC, a Delaware limited liability company

Black Hills Independent Power Fund, Inc., a Texas corporation

Black Hills Ivanpah, LLC, a Delaware limited liability company

Black Hills Ivanpah GP, LLC, a Delaware limited liability company

Black Hills Kilgore Energy Pipeline, LLC, a Delaware limited liability company

Black Hills Kilgore Pipeline Company, L.P., a Texas limited partnership

Black Hills Kilgore Pipeline, Inc., a Delaware corporation

Black Hills Millennium Pipeline, Inc., a South Dakota corporation

Black Hills Millennium Terminal, Inc., a South Dakota corporation

Black Hills Nevada, LLC, a Delaware limited liability company

Black Hills Nevada Operations, LLC, a Delaware limited liability company

Black Hills Nevada Real Estate Holdings, LLC, a Delaware limited liability company

Black Hills Ontario, LLC, a Delaware limited liability company

Black Hills Operating Company, LLC, a Delaware limited liability company

Black Hills Pepperell Power Associates, LLC, a Delaware corporation

Black Hills Power, Inc., South Dakota corporation

Black Hills Publishing Montana, LLC, a Delaware limited liability company

Black Hills Service Company, LLC, a South Dakota limited liability company

Black Hills Southwest, LLC, a Delaware limited liability company

Black Hills Valmont Colorado, Inc., a Delaware corporation

Black Hills Wyoming, Inc., a Wyoming corporation

Cheyenne Light, Fuel and Power Company, a Wyoming corporation

Daksoft, Inc., a South Dakota corporation

Desert Arc I, LLC a Delaware limited liability company

Desert Arc II, LLC a Delaware limited liability company

E-Next A Equipment Leasing Company, LLC, a Delaware limited liability company

EIF Investors, Inc., a Delaware corporation

Enserco Energy, Inc., a South Dakota corporation

Fountain Valley Power, LLC, a Delaware limited liability company

Harbor Cogeneration Company, a California general partnership

Las Vegas Cogeneration II, LLC, a Delaware limited liability company

Las Vegas Cogeneration Energy Financing Company, LLC, a Delaware limited liability company

Las Vegas Cogeneration Limited Partnership, a Nevada limited partnership

Millennium Pipeline Company, L.P., a Texas limited partnership

Millennium Terminal Company, L.P., a Texas limited partnership

NHP, LP, a New York limited partnership

Sunco Ltd., a Nevada limited liability company

Varifuel, LLC

West Cascade Energy, LLC, a Delaware limited liability company

Wyodak Resources Development Corp., a Delaware corporation